KeyCorp Fourth Quarter 2022 Earnings Review January 19, 2023 Don Kimble Vice Chairman and Chief Financial Officer Chris Gorman Chairman and Chief Executive Officer Clark Khayat Executive Vice President and Chief Strategy Officer

Forward-looking Statements and Additional Information This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control). Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2021, and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” and “pre-provision net revenue.” Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 46 of our Form 10-Q dated September 30, 2022. GAAP: Generally Accepted Accounting Principles 2

2022 Results and Outlook 3 ✓ Grew and expanded client relationships ▪ Focused on targeted client segments ▪ Supported clients; record capital raised ✓ Positioned balance sheet for rate environment ▪ Upside to higher rates: short duration of swaps and Treasuries ✓ Invested in targeted growth opportunities ▪ Laurel Road expansion, GradFin acquisition, and new Embedded Banking capabilities ✓ Maintained strong credit quality ▪ Historically low NCO levels 2022 Results (1) Non-GAAP measure: see appendix for reconciliation 18% Return on average tangible common equity(1) Positive Operating Leverage vs. FY2021 Outlook and Priorities 14 bps FY22 NCOs to average loans ✓ Executing on our differentiated business model with targeted growth opportunities ▪ Focus on targeted growth opportunities ▪ Supporting clients: on and off-balance sheet solutions ✓ Positioning balance sheet for rate environment ▪ Positioned for NII growth in 2023 and 2024 ✓ Focusing on expenses in order to create capacity for targeted investments ▪ Investing in teammates, digital, and niche businesses ✓ Maintaining strong credit quality ▪ Positioned to outperform through the cycle

Financial Review

EOP = End of Period; (1) Non-GAAP measure: see appendix for reconciliation; (2) 12/31/2022 ratios are estimated and reflect Key's election to adopt the CECL optional transition provision Financial Highlights 5 EPS – assuming dilution $ .38 $ .55 $ .64 (30.9) % (40.6) % Cash efficiency ratio(1) 60.3% 58.0% 59.4% 230 bps 90 bps Return on average tangible common equity(1) 18.1 21.2 18.7 (310) (60) Return on average total assets .83 1.14 1.34 (31) (51) Net interest margin 2.73 2.74 2.44 (1) 29 Common Equity Tier 1(2) 9.1% 9.1% 9.5% -- bps (40) bps Tier 1 risk-based capital(2) 10.6 10.7 10.8 (10) (20) Tangible common equity to tangible assets(1) 4.4 4.3 6.9 10 (250) NCOs to average loans .14% .15% .08% (1) bps 6 bps NPLs to EOP portfolio loans .32 .34 .45 (2) (13) Allowance for credit losses to EOP loans 1.31 1.15 1.20 16 11 Profitability Capital Asset Quality 4Q22 3Q22 4Q21 LQ Δ Y/Y Δ Continuing operations, unless otherwise noted

Total Average Loans 4Q21 3Q22 4Q22 Highlights Average Loan Detail 6 29% 32% 10.00% 20.00% 30.00% 40.00% $60 $70 $80 $90 $100 $110 $120 4Q21 1Q22 2Q22 3Q22 4Q22 C&I line utilization Total average loans PPP $ in billions 4Q21 3Q22 4Q22 ▪ Average loans up 18% from 4Q21 − Growth in C&I and commercial mortgage real estate loans, partially offset by a decline in PPP balances − Growth in consumer mortgage and Laurel Road loans, partially offset by a decline in home equity loans ▪ Average loans up 3% from 3Q22 − Growth in C&I and commercial mortgage real estate loans − Consumer loans increased reflecting growth in consumer mortgage ($990MM originations) Loans Commercial Loans Consumer Loans $ in billions $2.3 $99.4 $117.7 $69 $78 $81 $30 $36 $37 vs. Prior Year vs. Prior Quarter PPP: $2.3 PPP

Deposits

Average Deposits

$ in billions



$160
$120
$80
$40
$0
$151.0
$145.7
19%
0%
4Q21
1Q22
2Q22
3Q22
4Q22
Commercial
Consumer
Cumulative total interest-bearing deposit beta(3)

4Q22 Average Deposit Mix

$ in billions



$7.8
$6.1
$46.0
$85.8
Noninterest-bearing
NOW and MMDA
Savings
CDs and other time deposits

Highlights

- Strong and stable deposit base
  - 32% noninterest-bearing[1]
  - ~60% stable retail and low-cost escrow
  - 85% loan to deposit ratio[2]
- Cumulative total interest-bearing deposit beta: 19%[3]

vs. Prior Year

- Average deposits down 4% from 4Q21
  - Declines in commercial non-operating deposit account balances and retail deposit balances

vs. Prior Quarter

- Average deposit balances up 1% from 3Q22
  - Increase reflects higher commercial deposit balances for tax payments next quarter and a shift in deposit mix from noninterest-bearing to interest-bearing deposit balances
  - Partly offset by a decline in retail balances

(1) Based on average balances; (2) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits; (3) Cumulative beta indexed to 4Q21

7

Net Interest Income and Margin $ in millions, continuing operations vs. Prior Quarter TE = Taxable equivalent 2.44% 2.73% 2.0% 2.5% 3.0% 3.5% 4.0% $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 4Q21 1Q22 2Q22 3Q22 4Q22 Net Interest Income (TE) Net Interest Margin (TE)x ▪ Net interest income up $189MM (+18%) and the net interest margin increased 29 basis points from 4Q21 − Reflects benefits from higher interest rates and higher earning asset balances − Partially offset by higher interest-bearing deposit costs and lower loan fees from PPP ▪ Net interest income up $24MM (+2%) and the net interest margin decreased 1 basis point from 3Q22 − Reflects loan growth and higher interest rates − Partially offset by higher interest-bearing deposit costs and a change in the funding mix Net Interest Income & Net Interest Margin Trend (TE) Highlights 8 vs. Prior Year $1,038 $1,227

Noninterest Income

Noninterest Income

$ in millions up / (down)		4Q22		vs. 4Q21		vs. 3Q22
Trust and investment services income	$	126	$	(9)	$	(1)
Investment banking and debt placement fees		172		(151)		18
Service charges on deposit accounts		71		(19)		(21)
Operating lease income and other leasing gains		24		(13)		5
Corporate services income		89		13		(7)
Cards and payments income		85		(1)		(6)
Corporate-owned life insurance		33		(1)		-
Consumer mortgage income		9		(16)		(5)
Commercial mortgage servicing fees		42		(6)		(2)
Other income		20		(35)		7
Total noninterest income	$	671	$	(238)	$	(12)

Highlights

vs. Prior Year

- Noninterest income down $238MM (-26%) from 4Q21
  - Lower investment banking and debt placement fees (-$151MM) reflecting a slowdown in capital markets activity
  - Other income declined (-$35MM) due to market related gains in the year-ago period
  - Lower service charges on deposit accounts (-$19MM) driven by new client friendly fee structure for NSF/OD fees and lower account analysis fees due to the interest rate environment
  - Lower consumer mortgage income (-$16MM) driven by lower gain on sale margins and lower saleable volume
  - Partly offsetting the decline was corporate services income (+$13MM), due to higher derivatives income

vs. Prior Quarter

- Noninterest income relatively stable (-$12MM) from 3Q22
  - Lower service charges on deposit accounts (-$21MM) reflecting new client friendly fee structure for NSF/OD fees
  - Lower corporate services income (-$7MM) reflecting a valuation adjustment benefit in the prior quarter
  - Partially offset by higher investment banking and debt placement fees (+$18MM) reflecting end of year seasonality

9

Noninterest Expense 10 vs. Prior Quarter vs. Prior Year ▪ Noninterest expense down $14MM (-1%) from 4Q21 − Lower nonpersonnel expense (-$14MM) driven by a decline in business services and professional fees and a decline in operating lease expense − Personnel expense remained flat, due to higher salaries and employee benefits, offset by lower compensation driven by lower revenue generation in our variable expense businesses ▪ Noninterest expense up $50MM (+5%) from 3Q22 − Higher nonpersonnel expense (+$31MM) related to an increase in other expense, reflecting a pension settlement charge as well as higher professional fees − Personnel expense increased (+$19MM) reflecting lower deferred costs from slower loan originations and higher salaries Noninterest Expense Highlights $ in millions favorable / (unfavorable) 4Q22 vs. 4Q21 vs. 3Q22 Personnel $ 674 $ - $ (19) Net occupancy 72 3 - Computer processing 82 (9) (5) Business services and professional fees 60 10 (13) Equipment 20 5 3 Operating lease expense 22 9 2 Marketing 31 6 (1) Other expense 195 (10) (17) Total noninterest expense $ 1,156 $ 14 $ (50)

NCO = Net charge-off NPL = Nonperforming Loans Credit Quality 11 $454 $387 .45% .32% .00% .40% .80% 1.20% 1.60% 2.00% $200 $400 $600 4Q21 1Q22 2Q22 3Q22 4Q22 NPLs NPLs to period-end loans $1,221 $1,562 269% 404% 100% 200% 300% 400% 500% $0 $500 $1,000 $1,500 $2,000 4Q21 1Q22 2Q22 3Q22 4Q22 Allowance for credit losses to NPLsAllowance for credit losses 4Q22 allowance for credit losses to period-end loans of 1.31% Nonperforming Loans Allowance for Credit Losses (ACL) $ in millions $ in millions $19 $41 $4 $265 .08% .14% .00% .06% .12% .18% $0 $50 $100 $150 $200 $250 $300 4Q21 1Q22 2Q22 3Q22 4Q22 NCOs Provision for credit losses NCOs to avg. loans Net Charge-offs & Provision for Credit Losses $ in millions

(1) 12/31/22 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision Capital 12 ▪ Strong capital position: CET1 ratio 9.1%(1) at 12/31/2022 − Within targeted range of 9.0% - 9.5% ▪ Increased dividend 5% to $.205 per common share in 4Q22 ▪ Last quarter, the Board of Directors approved extension of existing $790 million share repurchase authorization through 3Q23 9.5% 9.1% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 4Q21 1Q22 2Q22 3Q22 4Q22 Common Equity Tier 1(1) Highlights Capital Priorities Organic Growth Dividends Share Repurchases 1 2 3

2023 Outlook FY 2023 (vs. FY 2022) 13 Average Balance Sheet • Loans: up 6% - 9% • Deposits: flat to down 2% Net Interest Income (TE) • Net interest income: up 6% - 9% Noninterest Income • Noninterest income: down 1% - 3% Noninterest Expense • Noninterest expense: relatively stable Credit Quality • Net charge-offs to average loans: 25 – 30 bps Taxes • GAAP tax rate: 19% - 20% Long-term Targets Positive operating leverage Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps ROTCE: 16% - 19% Cash efficiency ratio: 54% - 56% Note: Guidance range: relatively stable: +/- 2%

Appendix

Commercial Loan Portfolio Detail

Total Commercial Loans

$ in billions		12/31/22	% of total loans
Commercial and industrial	$	59,647	50%
Commercial real estate		18,882	16
Commercial lease financing		3,936	3
Total Commercial	$	82,465	69%

Portfolio Highlights

- Target specific client segments focused in seven industry verticals
- Experienced bankers with deep industry expertise
- Focused on high quality clients
- Credit quality metrics remain strong and stable
  - Disciplined, consistent underwriting
  - Active surveillance with ongoing portfolio reviews
  - Dynamic assessment of ratings migration



~80% commercial bank credit exposure from relationship[1] clients



~50% of C&I portfolio is investment grade

Commercial & Industrial (C&I)

- Solid middle market portfolio
- Aligning bankers to areas of market opportunity and growth - investing in strategic hires with industry vertical expertise
- High-quality borrowers
- Small, stable leveraged portfolio: ~2.5% of total loans

Commercial Real Estate (CRE)

- Strengthened credit risk profile with strategic exits and growth in targeted client segments to focus on relationships
- Significantly scaled back construction portfolio from pre-global financial crisis (42% in 2008 → 13% in 2022)
- Focused on relationships with owners and operators
- Strategic focus in multifamily, primarily affordable housing

Targeted Industry Verticals

Consumer
Healthcare
Technology
Energy
Industrial
Real Estate
Public Sector

(1) Relationship client is defined as having two or more of the following: credit, capital markets, or payments

15

Consumer Loan Portfolio Detail

Total Consumer Loans

$ in billions		12/31/22	% of total loans	WA FICO at origination
Consumer mortgage	$	21,401	18%	761
Home equity		7,951	7	807
Consumer direct		6,508	5	746
Credit card		1,026	1	792
Consumer indirect[1]		43	N/A	N/A
Total Consumer	$	36,929	31%	772

Portfolio Highlights

- Prime & super prime client base focused on relationships
- Continuing to invest in digital to drive future growth

772
weighted average
FICO at origination

Note: Table may not foot due to rounding
(1) Indirect auto portfolio was sold on 9/10/21

Laurel Road


$ in millions
Origination Volume
$646
$820
$445
$194
$118
4Q21
1Q22
2Q22
3Q22
4Q22

- High-quality client base: primarily healthcare professionals
- Expands Key's digital reach and consumer franchise nationally through targeted scale (doctor/dentist clients in all 50 states)
- Launched Laurel Road for Doctors in 1Q21 and expanded platform to nurses in 2Q22
- Production levels continue to be impacted by rising interest rates and the federal student loan payment holiday

Consumer Mortgage


$ in billions
Origination Volume
$3.4
$2.6
$3.2
$1.9
$1.0
4Q21
1Q22
2Q22
3Q22
4Q22

- Focused on prime/super-prime clients (weighted average FICO at origination: 761)
- Investing in digital capabilities to improve efficiency and enhance client experience

16

17 $ in billions 1.58% 1.91% 1.00% 1.50% 2.00% 2.50% 3.00% $0.0 $20.0 $40.0 $60.0 4Q21 1Q22 2Q22 3Q22 4Q22 Average AFS securities Average yield(1)Average HTM securities Projected Cash Flows & Maturities (under implied forward rates) Floating Rate (including hedges) ▪ Portfolio used for funding and liquidity management ‒ Portfolio composed primarily of fixed-rate GNMA and GSE-backed MBS and CMOs ‒ Portfolio yield excluding short-term Treasury/Agency: 2.21% ▪ Portfolio focused on protecting capital and minimizing market volatility − ~95% of 4Q22 reinvestment ($0.9Bn) designated as held-to-maturity ▪ New investment opportunities at higher yields than runoff ‒ 4Q22 purchases ~5.2% compared to ~2.0% runoff ▪ Portfolio constructed to enhance current returns on excess liquidity, while preserving the optionality to capitalize on higher interest rates in the future ‒ Recent Agency MBS/CMO investments constructed to limit extension risk and provide continued cash flows as rates rise (~$1.0Bn per quarter in the near-term) ‒ $9Bn short-term Treasury portfolio- maturities beginning in the second half of 2023 through 2024 ▪ Available for sale portfolio duration of 5.6 years at 12/31/2022 (duration including securities hedges) Average Total Investment Securities $ in billions Existing Portfolio Repricing Characteristics Highlights (1) Yield is calculated on the basis of amortized cost $47.4 $50.3 Investment Portfolio $7.0 $13.9 $5.8 $0.0 $5.0 $10.0 $15.0 2023 2024 2025

Asset & Liability Management Positioning

Balanced approach to managing interest rate risk provides declining rate protection while maintaining significant upside to higher rates

4Q22 Balance Sheet Highlights

Loan Composition[1]



Other 7%
1M LIBOR 13%
3M LIBOR 3%
Fixed 37%
Prime 8%
SOFR 32%

Deposit Mix[2]



Noninterest-bearing 32%
Interest-bearing 68%

- Attractive business model with relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I growth and ~63% floating-rate loan mix
  - Laurel Road and consumer mortgage enhance fixed rate loan volumes with attractive client profile
- Strong, low-cost deposit base
  - ~60% stable retail and low-cost escrow
  - >85% from markets where Key maintains top-5 deposit or branch share
- $47.4Bn investment portfolio structured to provide greater yield stability
  - Higher allocation of bullet-like securities and mortgage collateral with lower prepayment risks and limited exposure to unamortized premiums

Actively Managing Interest Rate Risk Position

- Given macroeconomic and geopolitical uncertainty, the position exhibits a modest exposure to rate changes
  - Sensitive to the level of expected tightening while preparing for potential economic weakness
  - Mindful towards increased levels of current and expected volatility
- Opportunistically reinvesting to manage interest rate risk and liquidity
- Total hedge portfolio at 12/31/2022:



4Q22
$28.5Bn
$1.3Bn
$11Bn
$.4Bn
$8Bn
A/LM Swaps
A/LM Fwd
Debt Swaps
Securities Hedges
Floors(3)

- Continually evaluating opportunities to protect and enhance NII through new hedging and/or modifying existing positions

(1) Loan statistics based on 12/31/2022 ending balances; (2) Deposit statistics based on 12/31/2022 average balances; (3) Non-zero loan floors

18

19 Net Interest Income Opportunities $ in billions $9.0 $9.0 $9.0 $8.6 $8.4 $7.5 $6.3 $3.9 $0.9 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Expected Balance - Short-term Treasuries $ in billions Future Net Interest Income Drivers ▪ Organic Growth − Focus on relationship banking expected to drive continued loan growth and relatively stable deposits ▪ ALM Management − Positioned to grow net interest income over the next two years, as swaps and short-term Treasuries mature ▪ Investment Portfolio − Positioned to provide liquidity and enhance returns while benefiting from higher reinvestment rates ▪ Deposit Beta and Funding Costs − Marginal funding costs are increasing with rising market interest rates, and are expected to weigh on net interest income − Deposit costs are expected to increase as we remain competitive with the industry ALM Interest Rate Swap Maturities $1.2 $1.7 $1.7 $0.6 $2.3 $2.4 $1.3 $1.9 $1.9 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Total Cash Flow Hedges WA yield on portfolio 0.43% WA Received fixed rate (4Q22-4Q24): 0.88%

Credit Quality Trends (1) Loan and lease outstandings; (2) From continuing operations 20 Delinquencies to Period-end Total Loans Criticized Outstandings(1) to Period-end Total Loans Continuing Operations Continuing Operations .16% .07% .00% .10% .20% .30% .40% .50% 4Q21 1Q22 2Q22 3Q22 4Q22 .15% .05% 2.6% 2.5% .0% 2.0% 4.0% 6.0% 4Q21 1Q22 2Q22 3Q22 4Q22 30 – 89 days delinquent 90+ days delinquent Metric(2) 4Q22 3Q22 2Q22 1Q22 4Q21 Delinquencies to EOP total loans: 30-89 days .15% .16% .12% .11% .16 % Delinquencies to EOP total loans: 90+ days .05 .04 .04 .05 .07 NPLs to EOP portfolio loans .32 .34 .38 .41 .45 NPAs to EOP portfolio loans + OREO + Other NPAs .35 .36 .41 .44 .48 Allowance for credit losses to period-end loans 1.31 1.15 1.13 1.19 1.20 Allowance for credit losses to NPLs 404 343 297 290 269

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[3] / average loans (%)	Nonperforming loans	Ending allowance	Allowance / period-end loans (%)	Allowance / NPLs (%)
	12/31/22	4Q22	4Q22	4Q22	12/31/22	12/31/22	12/31/22	12/31/22
Commercial and industrial[1]	$ 59,647	$ 58,212	$ 17	.12%	$ 174	$ 601	1.01%	345.40%
Commercial real estate:								
Commercial Mortgage	16,352	16,445	12	.29	21	203	1.24	966.67
Construction	2,530	2,450	-	-	-	28	1.11	-
Commercial lease financing[2]	3,936	3,825	(2)	(.21)	1	32	.81	N/M
Real estate – residential mortgage	21,401	21,128	(3)	(.06)	77	196	.92	254.55
Home equity	7,951	7,890	-	-	107	98	1.23	91.59
Consumer direct loans	6,508	6,713	8	.47	3	111	1.71	N/M
Credit cards	1,026	993	7	2.80	3	66	6.43	N/M
Consumer indirect loans	43	46	2	17.25	1	2	4.65	200.00
Continuing total	$ 119,394	$ 117,702	$ 41	.14%	$ 387	$ 1,337	1.12%	345.48%
Discontinued operations	434	447	2	1.77	3	21	4.84	700.00
Consolidated total	$ 119,828	$ 118,149	$ 43	.14%	$ 390	$ 1,358	1.13%	348.21%

(1) Loan balance includes $172 million of commercial credit card balances at December 31, 2022; (2) Commercial lease financing includes receivables held as collateral for a secured borrowing of $8 million at December 31, 2022. Principal reductions are based on the cash payments received from these related receivables; (3) Net loan charge-off amounts are annualized in calculation

21

GAAP to Non-GAAP Reconciliation

$ in millions

	Three months ended 12/31/2022	Three months ended 9/30/2022	Three months ended 12/31/2021	Twelve Months Ended 12/31/2022	Twelve Months Ended 12/31/2021
Tangible common equity to tangible assets at period end					
Key shareholders' equity (GAAP)	$ 13,454	$ 13,290	$ 17,423		
Less: Intangible assets (1)	2,844	2,856	2,820		
Preferred Stock (2)	2,446	2,446	1,856		
Tangible common equity (non-GAAP)	$ 8,164	$ 7,988	$ 12,747		
Total assets (GAAP)	$ 189,813	$ 190,051	$ 186,346		
Less: Intangible assets (1)	2,844	2,856	2,820		
Tangible assets (non-GAAP)	$ 186,969	$ 187,195	$ 183,526		
Tangible common equity to tangible assets ratio (non-GAAP)	4.37%	4.27%	6.95%		
Pre-provision net revenue					
Net interest income (GAAP)	$ 1,220	$ 1,196	$ 1,033	$ 4,527	$ 4,071
Plus: Taxable-equivalent adjustment	7	7	5	27	27
Noninterest income	671	683	909	2,718	3,194
Less: Noninterest expense	1,156	1,106	1,170	4,410	4,429
Pre-provision net revenue from continuing operations (non-GAAP)	$ 742	$ 780	$ 777	$ 2,862	$ 2,863
Average tangible common equity					
Average Key shareholders' equity (GAAP)	$ 13,168	$ 14,614	$ 17,471	$ 14,730	$ 17,665
Less: Intangible assets (average) (3)	2,851	2,863	2,814	2,839	2,829
Preferred Stock (average)	2,500	2,148	1,900	2,114	1,900
Average tangible common equity (non-GAAP)	$ 7,817	$ 9,603	$ 12,757	$ 9,777	$ 12,936

(1) For the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, intangible assets exclude $2 million, $2 million, and $3 million, respectively, of period-end purchased credit card receivables; (2) Net of capital surplus; (3) For the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, average intangible assets exclude $2 million, $2 million, and $3 million, respectively, of average purchased credit card receivables. For the twelve months ended December 31, 2022, and December 31, 2021, average intangible assets exclude $2 million, and $4 million, respectively, of average purchased credit card receivables.

22

23 $ in millions GAAP to Non-GAAP Reconciliation 12/31/2022 9/30/2022 12/31/2021 12/31/2022 12/31/2021 Return on average tangible common equity from continuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) 356$ 513$ 601$ 1,793$ 2,506$ Average tangible common equity (non-GAAP) 7,817 9,603 12,757 9,777 12,93621.19 21.19 18.55 Return on average tangible common equity from continuing operations (non-GAAP) 18.07% 21.19% 18.69% 18.34% 19.37%618.00 18.61% Return on average tangible common equity consolidated Net income (loss) attributable to Key common shareholders (GAAP) 356$ 515$ 603$ 1,799$ 2,519$ Average tangible common equity (non-GAAP) 7,817 9,603 12,757 9,777 12,936 Return on average tangible common equity consolidation (non-GAAP) 18.07% 21.28% 18.75% 18.40% 19.47% Cash efficiency ratio Noninterest expense (GAAP) 1,156$ 1,106$ 1,170$ 4,410$ 4,429$ Less: Intangible asset amortization 12 12 14 47 58 Adjusted noninterest expense (non-GAAP) 1,144$ 1,094$ 1,156$ 4,363$ 4,371$ Net interest income (GAAP) 1,220$ 1,196$ 1,033$ 4,527$ 4,071$ Plus: Taxable-equivalent adjustment 7 7 5 27 27 Noninterest income 671 683 909 2,718 3,194 Total taxable-equivalent revenue (non-GAAP) 1,898$ 1,886$ 1,947$ 7,272$ 7,292$ Cash eff iciency ratio (non-GAAP) 60.3% 58.0% 59.4% 60.0% 59.9%0.602 0.602 Three months ended Twelve Months Ended